POWER OF ATTORNEY
Joshua Baltzell

With respect to holdings of and transactions in securities issued by Entellus Medical, Inc. (the
Company), the undersigned hereby constitutes and appoints the officers and/or employees of the Company listed on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned's true and lawful attorney-in-fact to:

1.	prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission
(the SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, Rule 144 under the Securities Act of 1933, as amended, or any rule or regulation of the SEC;

2. execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, any Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and the rules and regulations thereunder;

3. 	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144 or complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and any stock exchange or similar authority; and

4. 	take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in the discretion of such attorney-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule
144 of the Securities Act of 1933, as amended, and any similar law, rule or regulation.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Forms 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of May, 2016.

/s/ Joshua Baltzell
Joshua Baltzell


Schedule A

Individuals Appointed as Attorney-in-Fact with
Full Power of Substitution and Resubstitution

1.  Robert S. White, President and Chief Executive
Officer

2.  Brent A. Moen, Chief Financial Officer and
Secretary

3.  Jonelle Burnham, Senior Director Corporate
Compliance Counsel, Compliance Officer

4.  Steve Sathre, Controller